As filed with the Securities and Exchange Commission on June 28, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0557567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, NE, Suite 1800

Atlanta, Georgia 30309

(404) 892-0896

(Address and telephone number of registrant’s principal executive offices)

Invesco Ltd. 2012 Employee Stock Purchase Plan, as amended and restated

(Full title of the plan)

Kevin M. Carome

Senior Managing Director and General Counsel

Invesco Ltd.

1555 Peachtree Street, N.E., Suite 1800

Atlanta, Georgia 30309

(Name and Address of Agent For Service)

(404) 892-0896

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Invesco Ltd. (the “Company”) to register an additional 3,000,000 shares (the “Additional Shares”) of the Company’s Common Shares, $0.20 par value per share (the “Common Shares”), issuable under the Invesco Ltd. 2012 Employee Stock Purchase Plan, as amended and restated (the “Plan”). The Additional Shares are in addition to the Common Shares previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-181536), filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2012 (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a)(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 18, 2022 (the “Form 10-K”);

(a)(2)	the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2022 (but only with respect to the information required by Part III of the Form 10-K);

(b)(1)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on April 29, 2022;

(b)(2)	the Company’s Current Reports on Form 8-K, filed with the SEC on February 1, 2022, May 16, 2022 and May 18, 2022, other than any parts that are furnished and not filed; and

(c)	the description of the Company’s common shares contained in the Company’s Form 8-A filed on May 16, 2008, as supplemented by Exhibit 4.11 of the Form 10-K, including any amendment or report filed for the purpose of updating such descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC, or any other information that is not deemed “filed” with the SEC, be incorporated by reference into, or otherwise become part of, this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document that also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 6. Indemnification of Directors and Officers.

Pursuant to its Third Amended and Restated Bye-Laws, the Company will indemnify its officers, directors and employees to the fullest extent permitted by Bermuda law. Such indemnity will extend, without limitation, to any matter in which an officer, director or employee of the Company may be guilty of negligence, default, breach of duty or breach of trust in relation to the Company or any of its subsidiaries, but will not extend to any matter in which such officer, director or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to the Company.

The Bermuda Companies Act 1981 (as amended) enables companies to purchase and maintain, and the Company’s Bye-Laws permit the Company to purchase and maintain, insurance for directors and officers against any liability arising from negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the company. The Company maintains such policies of insurance on its officers and directors.

Item 8. Exhibits.

Exhibit Number	Description

3.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2007)

3.2	Third Amended and Restated Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on July 27, 2017)

4.1	Specimen Certificate for the Common Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2007)

4.2	Invesco Ltd. 2012 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2022)

5.1	Opinion of Appleby as to the validity of the Common Shares being registered (including consent)*

23.1	Consent of Appleby (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

24.1	Power of Attorney (included on signature page)*

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of June, 2022.

INVESCO LTD.

By:	/s/ Robert H. Rigsby
Name:	Robert H. Rigsby
Title:	Managing Director - Corporate Legal and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin M. Carome and Robert H. Rigsby as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date

/s/ Martin L. Flanagan Martin L. Flanagan	President and Chief Executive Officer (Principal Executive Officer); Director	June 28, 2022

/s/ L. Allison Dukes L. Allison Dukes	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	June 28, 2022

/s/ Terry Vacheron Terry Vacheron	Chief Accounting Officer (Principal Accounting Officer)	June 28, 2022

/s/ G. Richard Wagoner, Jr. G. Richard Wagoner, Jr.	Chairperson and Director	June 28, 2022

/s/ Sarah E. Beshar Sarah E. Beshar	Director	June 28, 2022

/s/ Thomas M. Finke Thomas M. Finke	Director	June 28, 2022

/s/ William F. Glavin, Jr. William F. Glavin, Jr.	Director	June 28, 2022

/s/ C. Robert Henrikson C. Robert Henrikson	Director	June 28, 2022

/s/ Denis Kessler Denis Kessler	Director	June 28, 2022

/s/ Sir Nigel Sheinwald Sir Nigel Sheinwald	Director	June 28, 2022

/s/ Paula C. Tolliver Paula C. Tolliver	Director	June 28, 2022

/s/ Phoebe A. Wood Phoebe A. Wood	Director	June 28, 2022

/s/ Christopher C. Womack Christopher C. Womack	Director	June 28, 2022